Exhibit 7

November 18, 2016

Pampa Energía S.A.

Ortiz de Ocampo 3302, Edificio 4

C1425DSR, Buenos Aires

Argentina

Re: Offer PESA N°22/2016 Second Amendment
to Bridge Facility Senior Secured Bridge Loan Agreement

Ladies and Gentlemen:

Each of the Lenders party hereto, the Administrative Agent (as defined in Annex A hereto), the Collateral Agent (as defined in Annex A hereto), the Argentine Paying Agent (as defined in Annex A hereto) and the Argentine Collateral Agent (as defined in Annex A hereto, and together with the Lenders party hereto, the Administrative Agent, the Collateral Agent and the Argentine Paying Agent “we”, “us” or “our”) are pleased to submit to Pampa Energía S.A. (“Pampa”, the “Borrower” or “you”) this irrevocable offer (the “Offer PESA N°22/2016”) regarding the intentions of Pampa to enter into an amendment to the senior secured term loan facility under the terms and conditions contained herein.

This Offer PESA N°22/2016 shall be deemed accepted upon receipt by us not later than 11:59 p.m., New York City time, on the Expiration Date (as defined below), of a written notice from you in the form of Annex B hereto.

Upon acceptance of this Offer PESA N°22/2016 as provided in the immediately preceding paragraph, the terms and conditions of this Offer PESA N°22/2016 attached as Annex A hereto (the “Terms and Conditions”) shall be binding upon and inure to the benefit of the parties hereof, and each of you and us shall be deemed to have accepted, acknowledged and agreed to any and all such Terms and Conditions, which shall constitute the entire agreement between us and you relating to the subject matter thereof and shall supersede any and all previous agreements and understandings, oral or written, relating to the subject matter thereof.

Delivery of an executed counterpart of a signature page to this Offer PESA N°22/2016 by telecopy, facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this offer letter.

This Offer PESA N°22/2016 shall expire at 11:59 p.m., New York City time, on November 18, 2016 (the “Expiration Date”), if not accepted in accordance with preceding paragraphs.

[Signature pages follow]

Sincerely,

ADMINISTRATIVE AGENT

CITIBANK, N.A.

By:	/s/ Albert P. Mari, Jr.
Name:	Albert P. Mari, Jr.
Title:	Vice President

COLLATERAL AGENT

CITIBANK, N.A.

By:	/s/ Albert P. Mari, Jr.
Name:	Albert P. Mari, Jr.
Title:	Vice President

Offer Page to Second Amendment to Senior Secured Bridge Loan Agreement

ARGENTINE PAYING AGENT

CITIBANK, N.A., ARGENTINE BRANCH

By:	/s/ Federico Elewaut
Name:	Federico Elewaut
Title:	Apoderado

ARGENTINE COLLATERAL AGENT

CITIBANK, N.A., ARGENTINE BRANCH

By:	/s/ Federico Elewaut
Name:	Federico Elewaut
Title:	Apoderado

Offer Page to Second Amendment to Senior Secured Bridge Loan Agreement

LENDERS

BANCO DE GALICIA Y BUENOS AIRES S.A.

By:	/s/ Ignacio Badaloni
Name:	Ignacio Badaloni
Title:	Gerente de Cuentas Banca Corporativa

Offer Page to Second Amendment to Senior Secured Bridge Loan Agreement

LENDERS

BANCO HIPOTECARIO S.A.

By:	/s/ Manuel Puelles
Name:	Manuel Puelles
Title:	Gerente Grandes Empresas

By:	/s/ Guillermo Miedan
Name:	Guillermo Miedan
Title:	Apoderado

Offer Page to Second Amendment to Senior Secured Bridge Loan Agreement

LENDERS

CITIBANK, N.A., ARGENTINE BRANCH

By:	/s/ Federico Elewaut
Name:	Federico Elewaut
Title:	Apoderado

Offer Page to Second Amendment to Senior Secured Bridge Loan Agreement

LENDERS

CITIBANK, N.A. (acting through its International Banking Facilities)

By:	/s/ Leslie Munroe
Name:	Leslie Munroe
Title:	Attorney-In-Fact

Offer Page to Second Amendment to Senior Secured Bridge Loan Agreement

ANNEX A

TERMS AND CONDITIONS TO THE OFFER PESA N°22/2016

(see attached)

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 18, 2016 (this “Amendment”), to the Credit Agreement dated as of July 26, 2016 (as amended, supplemented, restated or otherwise modified from time to time, including by the First Amendment and Waiver to Credit Agreement dated as of November 11, 2016, the “Credit Agreement”), among PAMPA ENERGÍA, S.A., a sociedad anónima organized under the laws of Argentina (the “Borrower”), the Lenders party thereto (each a “Lender”), CITIGROUP GLOBAL MARKETS INC. and DEUTSCHE BANK AG, LONDON BRANCH, as Joint Lead Arrangers, CITIBANK, N.A., as Administrative Agent and Collateral Agent and CITIBANK, N.A., ARGENTINE BRANCH, as Argentine Paying Agent and Argentine Collateral Agent.

W I T N E S S E T H

WHEREAS, the Borrower has requested that the Lenders party hereto amend certain terms and conditions of the Credit Agreement as set forth herein.

WHEREAS, the Lenders party hereto are willing to agree to such amendments on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, each of the parties hereto hereby agrees as follows:

1.                  Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

a.	Section 1.1 shall be amended as follows:
i.	The definition of "Applicable Margin" is amended to (x) replace the words "Peso Loans" in clause (i) with the words "Peso Floating Rate Loans" and (y) replace the words "5.50%" in clause (i) with the words "3.00%".
ii.	The definition of "Badcor Rate" is amended to replace the words “Peso Loans” with the words "Peso Floating Rate Loans".
iii.	A new definition for "Peso Fixed Rate Loans" shall be added immediately following the definition of “Peso Commitment”, to read as follows:

"Peso Fixed Rate Loans" shall mean those Peso Loans that accrue interest at a fixed rate in accordance with Section 2.7(a)(iii)."

iv.	A new definition for "Peso Floating Rate Loans" shall be added immediately following the definition of “Peso Fixed Rate Loans”, to read as follows:

"Peso Floating Rate Loans" shall mean those Peso Loans that accrue interest at a variable rate in accordance with Section 2.7(a)(ii)."

v.	The definition of "Peso Loans" shall be amended and restated as follows:

"Peso Loans" shall have the meaning provided in Section 2.1(c), which, for the avoidance of doubt, shall include the Peso Fixed Rate Loans and the Peso Floating Rate Loans.

b.	Section 2.1(c) shall be amended to replace the words "ARS2,205,000,000" with the words "ARS2,956,053,362".
c.	Section 2.7(a) shall be amended to delete the words "the sum of" at the end of the first paragraph.
d.	Section 2.7(a)(ii) shall be amended and restated as follows:

"(ii) for Peso Floating Rate Loans, during each Interest Period applicable thereto (x) Badcor Rate for such Interest Period, plus (y) the Applicable Margin; and"

e.	A new Section 2.7(a)(iii) shall be added immediately following Section 2.7(a)(ii), to read as follows:

"(iii) for Peso Fixed Rate Loans, during each Interest Period applicable thereto, 27.50%."

f.	Schedule 2.1 is hereby deleted in its entirety and replaced with Exhibit A attached hereto.
g.	Section 2.7(e) shall be amended and restated as follows:

"On each Interest Determination Date for Dollar Loans, the Administrative Agent shall determine the applicable LIBOR and shall give notice thereof to the Dollar Lenders and to the Borrower. On each Interest Determination Date for Peso Floating Rate Loans, the Argentine Paying Agent shall determine the applicable Badcor Rate and shall give notice thereof to the Peso Lenders with Peso Floating Rate Loans and to the Borrower. Each such determination shall, absent manifest error, be conclusive and binding on all parties hereto."

2.                  Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

a.	Amendment Documents. The Administrative Agent’s receipt of the following, each properly executed by an Authorized Officer of the signing

Loan Party, each dated as of the date on which all the conditions precedent in this Section 2 are satisfied or waived in accordance with Section 12.9 of the Credit Agreement (the “Amendment Effective Date”), and each in form and substance reasonably satisfactory to the Lenders party hereto:

i.	executed counterparts of this Amendment executed and delivered by, (i) the Loan Parties, (ii) Lenders constituting at least the Majority Lenders and (iii) the Peso Lenders party hereto; and
ii.	certificate signed by an Authorized Officer of the Borrower certifying the necessary resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment (which certificate shall state that such resolutions are in full force and effect on the Amendment Effective Date).
b.	No Event of Default. Both immediately prior to the effectiveness of this Amendment and after giving effect hereto, no Event of Default under the Credit Agreement has occurred or is continuing.

3.                  Limited Amendment; Ratification of Credit Documents. Except as specifically amended or modified hereby, the terms and conditions of the Credit Agreement and the other Credit Documents shall remain in full force and effect, and are hereby ratified and affirmed in all respects. This Amendment shall not be deemed a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Credit Document, except as expressly set forth herein.

4.                  Credit Document. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement and all the other Credit Documents.

5.                  Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

6.                  Governing Law; Jurisdiction; Etc.

a.	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
b.	SUBMISSION TO JURISDICTION. Any legal action or proceeding with respect to this AMENDMENT may be brought in the courts of the State of New York sitting in the City and the County of New York or of the United States for the Southern District of New York, and, by execution and delivery of this AMENDMENT, EACH PARTY HERETO hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

c.	SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR IN NOTICES IN SECTION 11.1 AND SECTION 12.5 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

7.                  Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

8.                  The Administrative Agent and the Collateral Agent. The Lenders party hereto hereby authorize and direct the Administrative Agent, the Collateral Agent, the Argentine Paying Agent and the Argentine Collateral Agent to accept Offer PESA N°22/2016 in respect of this Amendment.

[Remainder of this page intentionally left blank]

EXHIBIT A

Schedule 2.1

Commitments

Closing Date Dollar Commitments
Citibank, N.A. (acting through its International Banking Facilities)	$75,250,000
Deutsche Bank AG, London Branch	$75,250,000
Industrial and Commercial Bank of China Limited, Dubai (DIFC) Branch	$60,250,000
Credit Agricole Corporate and Investment Bank	$60,250,000
Total	$271,000,000

Peso Commitments
Peso Floating Rate Commitments
Banco Hipotecario S.A.	ARS705,000,000
Citibank, N.A., Argentine Branch	ARS[751,053,362][1]
Peso Fixed Rate Commitments
Banco de Galicia y Buenos Aires S.A.	ARS1,500,000,000
Total Peso Commitments	ARS2,956,053,362

1 Citibank, N.A., Argentina Branch’s Peso Commitments may be disbursed in Dollars, at the option of the Borrower, for an aggregate principal amount of up to $49,750,000; provided that the parties hereto acknowledge and agree that (a) the Commitment to disburse any such Tender Offer Loans in Dollars shall be deemed to be a Tender Offer Dollar Commitment of Citibank, N.A. (acting through its International Banking Facilities) and the Loans made pursuant thereto shall be deemed to be Tender Offer Dollar Loans and (b) for the avoidance of doubt, Citibank, N.A., Argentina Branch shall in no event have any Tender Offer Dollar Commitment hereunder.

ANNEX B

FORM OF ACCEPTANCE LETTER TO THE OFFER PESA N°22/2016

November 18, 2016

Banco de Galicia y Buenos Aires S.A.

Tte Gral Peron 430 21st floor, 1038, CABA,
Argentina

Banco Hipotecario S.A.

Reconquista 151 (C1003ABC)

City of Buenos Aires

Argentina

Citibank, N.A., Argentina Branch

Bmé. Mitre 502/30, 4th floor C1036AAJ

City of Buenos Aires, Argentina

Citibank, N.A. (acting through its
International Banking Facilities)

390 Greenwich Street

New York, NY 10013

Citibank, N.A., as Administrative Agent and Collateral Agent 388 Greenwich Street, 14th Floor New York, NY 10013
Citibank, N.A., Argentina Branch as Argentine Paying Agent and Argentine Collateral Agent Bmé. Mitre 502/30, 4th floor C1036AAJ City of Buenos Aires, Argentina

Re: Offer PESA N°22/2016 Second Amendment to
Bridge Facility Senior Secured Bridge Loan Agreement

Dear all:

We hereby accept your Offer PESA N°22/2016, dated November 18, 2016.

This acceptance letter shall be governed by and construed in accordance with the laws of the State of New York.

[Signature pages follow]

BORROWER

PAMPA ENERGÍA S.A.

By:	/s/ Gabriel Cohen

Name:	Gabriel Cohen
Title:	Chief Financial Officer